Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-51043 on Form S-3 and Registration Statement Nos. 333-05951, 333-45729, 333-60231, 333-60233, 333-30154, 333-59644, 333-72228, 333-86902, and 333-101920 of JDA Software Group, Inc. on Form S-8, of our report dated January 20, 2003, appearing in this Annual Report on Form 10-K of JDA Software Group, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 18, 2003